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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HMN Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

1016 Civic Center Drive N.W.
Rochester, Minnesota 55901-6057
(507) 535-1200
March 18, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota on Tuesday, April 26, 2005 at 10:00 a.m., local time.
      The Secretary’s Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. During the meeting, we also will review the activities of the past year and items of general interest about our company.
      We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Michael McNeil
President and Chief Executive Officer

PROXY STATEMENT
PROPOSAL I -- ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL II -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION

HMN FINANCIAL, INC.

Notice of Annual Meeting of Stockholders
to be held on April 26, 2005

       Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of HMN Financial, Inc. (the “Company”) will be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, at 10:00 a.m., local time, on April 26, 2005.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	the election of three directors of the Company;

2.	the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. As of the date of this Notice, the Board of Directors is not aware of any other business to come before the Meeting.
      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 1, 2005 are the stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournments or postponements thereof.
      A complete list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, between 9:00 a.m. and 5:00 p.m. central time, at HMN Financial, Inc., 1016 Civic Center Drive NW, Rochester, Minnesota 55901-6057 for a period of ten days prior to the Meeting.
      Your proxy is important to ensure a quorum at the Meeting. Even if you own only a few shares, and whether or not you expect to be present at the Meeting, please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the Meeting and revoke the proxy.

By Order of the Board of Directors,

Cindy K. Hamlin
Secretary
Rochester, Minnesota
March 18, 2005

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of HMN Financial, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), which will be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, on April 26, 2005 at 10:00 a.m., local time, and any adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 18, 2005.
      Certain information provided herein relates to Home Federal Savings Bank (the “Bank”), a wholly owned subsidiary of the Company.
Voting of Proxies
      All shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), represented at the Meeting by properly executed proxies, duly delivered to the Secretary of the Company prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions specified on the proxies. If no instructions are indicated, properly executed proxies will be voted “FOR” the nominees for director listed below and “FOR” the ratification of the appointment of the Company’s independent auditors. As of the date of this Proxy Statement, the Board does not know of any matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have, to the extent permitted by law, the discretion to vote on such matters in accordance with their best judgment.
Required Vote
      Provided a quorum is present at the Meeting, (i) directors shall be elected by a plurality of the votes cast at the Meeting and (ii) a majority of the votes cast shall be the act of the stockholders with respect to all other matters considered at the Meeting. If you do not vote your shares, you will not have a say in the important issues to be presented at the Meeting.
Effect of Abstentions and “Broker Non-Votes”
      If stockholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be considered cast with respect to the proposal for which they abstain from voting and will not be taken into account in determining the outcome of any of those proposals.
      If a stockholder does not give a broker holding the stockholder’s shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors and the ratification of KPMG LLP as the Company’s independent auditors. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. These rules apply to the Company notwithstanding the fact that shares of the Company’s Common Stock are traded on The NASDAQ National Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of the “routine” proposals on which they cast. Shares held by a broker on behalf of a stockholder will not be considered cast with respect to any “non-routine” proposals and will not be taken into account in determining the outcome of any of “non-routine” proposals.

Quorum and Adjournment of Meeting
      One third of the shares of the Common Stock outstanding and entitled to vote shall constitute a quorum for purposes of the Meeting. If a quorum is not present at the Meeting, the chairman of the Meeting, or the stockholders present, by vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote, may adjourn the Meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the Meeting as originally called.
Revocation of Proxies
      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with Cindy K. Hamlin, the Secretary of the Company, at or before the Meeting a written notice of revocation bearing a later date than the date on the proxy or (ii) duly executing a proxy dated a later date than the earlier proxy and relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting.
Record Date and Number of Shares Entitled to Vote
      The Common Stock is the only authorized and outstanding voting security of the Company. Stockholders of record as of the close of business on March 1, 2005 will be entitled to one vote for each share of Common Stock then held. As of March 1, 2005, the Company had 4,402,432 shares of Common Stock issued and outstanding. The number of issued and outstanding shares excludes 4,726,230 shares held in the treasury of the Company.
Expenses of Soliciting Proxies
      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telephone without additional compensation.
Security Ownership of Management and Certain Beneficial Owners
      The following table sets forth, as of March 1, 2005 (except as noted in the footnotes to the table), the beneficial ownership of: (i) each stockholder known by management to beneficially own more than five percent of the outstanding Common Stock, (ii) each of the executive officers listed in the Summary Compensation Table below (the “Named Officers”) and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to the shares of Common Stock.

Name and Address (if required)	Amount and Nature of	Percentage of
of Beneficial Owner	Beneficial Ownership	Outstanding Shares

HMN Financial, Inc. Employee Stock Ownership Plan	842,617	19.1%
1016 Civic Center Drive N.W. Rochester, Minnesota 55901-6057(1)
Jeffrey L. Gendell	421,729	9.70%
Tontine Financial Partners, L.P. Tontine Management, L.L.C. Tontine Overseas Associates, L.L.C.
55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830(2)
Dimensional Fund Advisors, Inc.	269,800	6.08%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401(3)
Directors, director nominees and executive officers
Duane D. Benson(4)	20,650	*
Allan R. DeBoer(5)	17,700	*
Jon J. Eberle(6)	10,172	*
Michael J. Fogarty(7)	9,500	*
Timothy R. Geisler(8)	13,500	*
Dwain C. Jorgensen(9)	62,455	1.42%
Karen L. Himle	—	—
Susan K. Kolling(10)	59,079	1.34%
Bradley C. Krehbiel(11)	6,103	*
Malcolm W. McDonald(12)	400	*
Michael McNeil(13)	81,550	1.85%
Mahlon C. Schneider(14)	12,200	*
All directors, director nominees and executive officers of the Company as a group (12 persons)(15)	293,309	6.66%

*	Less than 1% Owned

(1)	As reported on a Schedule 13G/ A dated February 10, 2005 and filed on February 14, 2005. The amount reported represents shares of Common Stock held by the HMN Financial, Inc. Employee Stock Ownership Plan (the “ESOP”). As reported on a Form 5 dated February 10, 2005 and filed February 14, 2005, 270,844 of the 842,617 shares of Common Stock beneficially owned by the ESOP have been allocated to accounts of participants. First Bankers Trust Services, Inc., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares of Common Stock held by the ESOP. First Bankers Trust expressly disclaims beneficial ownership of such shares. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares of Common Stock allocated to their accounts under the ESOP. Unallocated shares or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares for which instructions have been received from participants.

(2)	As reported on a Schedule 13D/ A dated May 28, 2003 and filed on May 30, 2003. Tontine Financial Partners, L.P. (“TFP”) holds shares of Common Stock directly, and Tontine Management, L.L.C. (“TM”) is the general partner to TFP. Tontine Overseas Associates, L.L.C. (“TOA”), is the investment manager to TFP Overseas Fund, Ltd., which holds shares of Common Stock directly. Mr. Gendell serves as the managing member of TM and TOA.

(3)	As reported on a Schedule 13G/ A dated February 9, 2005 and filed February 9, 2005. Dimensional Fund Advisors, Inc. is an investment adviser. The amount reported represents shares of Common Stock held in various advisory accounts. No such account has an interest relating to more than 5% of the outstanding shares of Common Stock. Dimensional Fund Advisors, Inc. exercises sole voting and dispositive power with respect to all the shares.

(4)	Includes 1,400 shares of Common Stock held directly, 4,250 shares of Common Stock held by Mr. Benson’s spouse and 15,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 1, 2005.

(5)	Includes 2,700 shares of Common Stock held directly and 15,000 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of March 1, 2005.

(6)	Includes 808 shares of Common Stock held directly, 1,496 shares of Common Stock held under the Bank’s 401(k) Plan, 6,654 shares of Common Stock allocated to Mr. Eberle’s account under the Company’s Employee Stock Ownership Plan and 1,214 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of March 1, 2005.

(7)	Includes 500 shares of Common Stock held in a fiduciary capacity and 9,000 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of March 1, 2005.

(8)	Includes 260 shares of Common Stock held jointly with his spouse, 1,115 shares of Common Stock held by Mr. Geisler’s IRA account, 125 shares of Common Stock held in Mr. Geisler’s spouse’s IRA account and 12,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 1, 2005.

(9)	Includes 38,482 shares of Common Stock held jointly with his spouse, 3,873 shares of Common Stock held by Mr. Jorgensen’s IRA account, 1,877 shares of Common Stock held by the IRA account of Mr. Jorgensen’s spouse, 3,606 shares of Common Stock under the Bank’s 401(k) Plan, 13,423 shares of Common Stock allocated to Mr. Jorgensen’s account under the Company’s Employee Stock Ownership Plan and 1,194 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 1, 2005.

(10)	Includes 42,499 shares of Common Stock held directly, 11,160 shares of Common Stock allocated to Ms. Kolling’s account under the Company’s Employee Stock Ownership Plan, 4,160 shares of Common Stock held under the Bank’s 401(k) Plan and 1,260 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 1, 2005.

(11)	Includes 1,048 shares of Common Stock held directly, 3,541 shares of Common Stock allocated to Mr. Krehbiel’s account under the Company’s Employee Stock Ownership Plan and 1,514 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 1, 2005.

(12)	Includes 400 shares of Common Stock held directly.

(13)	Includes 7,290 shares of Common Stock held directly, 10,471 shares of Common Stock held by Mr. McNeil’s IRA account, 6,495 shares of Common Stock allocated to Mr. McNeil’s account under the Company’s Employee Stock Ownership Plan, 6,044 shares held under the Bank’s 401(k) Plan and 51,250 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 1, 2005.

(14)	Includes 200 shares of Common Stock held directly and 12,000 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of March 1, 2005.

(15)	Includes shares of Common Stock held directly, as well as shares of Common Stock held jointly with family members (if such shares are deemed to be beneficially owned by the director or officer), shares of Common Stock held in retirement accounts, shares of Common Stock held by such individuals in their accounts under the Bank’s 401(k) Plan, shares of Common Stock allocated to the ESOP accounts of the group members, shares of Common Stock held in a fiduciary capacity or by certain family members and shares covered by options which are currently exercisable or exercisable within 60 days of March 1, 2005, with respect to which shares the persons included may be deemed to have sole or shared voting and/or investment power.

PROPOSAL I — ELECTION OF DIRECTORS
      The Company’s Certificate of Incorporation provides that the Board shall fix the number of directors from time to time. On January 28, 2004, the Board adopted a resolution stating that the Board shall consist of up to nine members. The Board is divided into three classes. The term of two members of the Board recently expired and the Board has one vacancy. The Board has nominated Messrs. Geisler and DeBoer and Ms. Himle for election as directors to serve for the terms indicated. They have each been nominated to serve a term of three years, or until their respective successors shall have been elected and shall qualify.
      It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified in the preceding paragraph. If any nominee is unable to serve, the shares of Common Stock represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.
      The business experience of each director and director nominee is set forth below.
Director Nominees

Term Expiring in 2005
      Timothy R. Geisler, age 53. Mr. Geisler has been chairman of the Board since 2001, and has been a director of the Company since 1996. He is currently a unit manager for Mayo Foundation and had previously been corporate tax unit manager for Mayo Foundation from 1986 to 2000. Mr. Geisler has been a certified public accountant since 1976 and has had eight years of public accounting experience with a major public accounting firm. Mayo Foundation provides medical care and education in clinical medicine and medical sciences and conducts medical research through hospitals and clinics in Rochester, Minnesota; Jacksonville, Florida; Scottsdale, Arizona and other cities in the United States.
      Allan R. DeBoer, age 62. Mr. DeBoer has been a director of the Company since 1999. From 1988 until his retirement in 2001, Mr. DeBoer was the Chief Executive Officer of RCS of Rochester, Inc., which does business as Rochester Cheese/ Valley Cheese, a cheese processing company. Since January 2002, Mr. DeBoer has served as an independent business consultant.
      Karen L. Himle, age 49. Ms. Himle was nominated to serve as a director of the Company by the Board upon the recommendation of Duane Benson and the Governance and Nominating Committee. Since 2004, she has served as the Executive Vice President of Children’s Hospitals and Clinics and President of Children’s Hospitals and Clinics Foundation. From 2002 to 2004, Ms. Himle served as an independent consultant. From 1985 to 2002, she held various positions at The St. Paul Companies, Inc. including Senior Vice President Corporate and Government Affairs. Ms. Himle serves on various other boards and commissions including the Minneapolis Club, Minnesota Chamber of Commerce, Minnesota Opera, Minnesota Orchestral Association, and the Commission on Judicial Selection.
      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.
Directors continuing in office after Annual Meeting

Term Expiring in 2006
      Michael McNeil, age 57. Mr. McNeil has been a director of the Company since 1999, the President of the Company since November 2000 and the Chief Executive Officer of the Company since April 2004. Mr. McNeil has been the President and Chief Executive Officer of the Bank since January 1999 and a director of the Bank since April 1998. From April 1998 through December 1998, Mr. McNeil was the Senior Vice President Business Development of the Bank. Prior to joining the Bank, Mr. McNeil was the President and a director of Stearns Bank, N.A. in St. Cloud, Minnesota from August 1991 until March 1998.

      Duane D. Benson, age 59. Mr. Benson has been a director of the Company since 1997. From 1994 until his retirement in October 2003, Mr. Benson was the executive director of the Minnesota Business Partnership, a non-profit public policy foundation comprised of 105 member companies. Mr. Benson’s primary responsibilities included the management of governmental and public affairs for that organization. Mr. Benson served as a member of the Minnesota Legislature for 14 years prior to assuming his duties at the Minnesota Business Partnership. Since his retirement from the Minnesota Business Partnership, Mr. Benson has served as an independent business consultant.
      Mahlon C. Schneider, age 65. Mr. Schneider has been a director of the Company since 2000. From October 1999 until his retirement in December 2004, Mr. Schneider was Senior Vice President External Affairs and General Counsel of Hormel Foods Corporation. From October 1990 to September 1999, Mr. Schneider was the Vice President and General Counsel of Hormel Foods Corporation. Since 2003, he has been a director of the Hormel Foundation.

Term Expiring in 2007
      Michael J. Fogarty, age 66. Mr. Fogarty has been a director of the Company since 2002. For over 20 years, Mr. Fogarty has been an insurance agent with C.O. Brown Agency, Inc., an insurance agency located in Rochester, Minnesota. He also currently serves as Chairman of the Board for C.O. Brown Agency, Inc.
      Susan K. Kolling, age 53. Ms. Kolling has been a director of the Company since 2001. Ms. Kolling served as a Vice President of the Bank from 1992 to 1994 and has served as a Senior Vice President of the Bank since 1995. Ms. Kolling has served as a Vice President since June 1993 and a director since April 1996 of Osterud Insurance Agency, Inc., a wholly owned subsidiary of the Bank. In addition, from January 1997 through December 2003, Ms. Kolling was an owner of Kolling Family Corp. which is doing business as Valley Home Improvement, a retail lumber yard. Ms. Kolling became a director of Kolling Family Corp. in 2004. Since January 2000, Ms. Kolling has served as a director of KBM Developers LLC, a townhouse development company. Ms. Kolling began her employment with the Bank in 1969.
      Malcolm W. McDonald, age 68. Mr. McDonald has been a director of the Company since 2004. From 1977 until his retirement in 2002, he served as a director and Senior Vice President of Space Center, Inc., an industrial real estate firm located in St. Paul, Minnesota. He also served as Vice President of First National Bank of St. Paul from 1960 to 1977. Mr. McDonald is a director of several private companies and a director or trustee of several nonprofit organizations.
Directors Emeritus
      In 1996, the Board of the Company established a directors emeritus program. Any retiring director who has served as a director of the Company or the Bank for 12 or more years may be invited by the Board to be a director emeritus. Directors that retire or leave the Board after May 1, 2004 will not be offered the opportunity to participate in the emeritus program and it will cease to exist after the remaining terms of the current directors emeritus expire. A director emeritus attends and participates in regular meetings of the Board, but may not vote. Directors emeritus may not serve for more than five years. In consideration for serving as a director emeritus, such individual is paid a fee equal to the fee received by non-employee directors during such individual’s last year of service to the Company or the Bank (excluding any fees paid for serving on any committee of the Board of the Company or the Bank). Each of Irma R. Rathbun and James B. Gardner has served as a director emeritus since 2000, M.F. Schumann began serving as a director emeritus during 2001 and Roger P. Weise has served as a director emeritus since 2004.
Board Meetings and Committees
      Board and Committee Meetings of the Company. The Board held eight meetings during the year ended December 31, 2004. No incumbent director attended fewer than 75% of the total number of meetings held by the Board and by all committees of the Board on which the director served during the year. The Board has determined that each of Messrs. Geisler, Benson, DeBoer, Fogarty, McDonald and Schneider and Ms. Himle has no material relationship with the Company other than service as a director (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of applicable NASDAQ listing standards.
      The Board has standing Audit, Compensation, Executive and Governance and Nominating Committees.
      Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees the Company’s financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent accountants and selecting and appointing the independent auditors. The Audit Committee consists of Messrs. Benson, DeBoer, Fogarty, Geisler (Chairman), McDonald and Schneider. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable NASDAQ listing standards and regulations of the Securities and Exchange Commission and all members are financially literate as required by the applicable NASDAQ listing standards. In addition, the Board has determined that Mr. Geisler has the financial experience required by the applicable NASDAQ listing standards and is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was amended and restated on January 28, 2004 and is available on the Company’s website at www.hmnf.com. This committee met eight times during 2004.
      Compensation Committee. The Compensation Committee reviews and reports to the Board on matters concerning compensation plans and the compensation of certain executives as well as administers the Company’s 2001 Omnibus Stock Plan (the “Omnibus Plan”) and 1995 Stock Option and Incentive Plan (the “1995 Stock Option Plan”). The current members of the Compensation Committee are Messrs. Benson, DeBoer (Chairman), Fogarty and Schneider. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ listing standards. The responsibilities of Compensation Committee are set forth in the Compensation Committee Charter, which was adopted by the Board on January 28, 2004 and is available on the Company’s website at www.hmnf.com. This committee met seven times during 2004.
      Governance and Nominating Committee. The Governance and Nominating Committee selects candidates as nominees for election as directors and advises and makes recommendations to the Board on other matters concerning directorship and corporate governance practices, including succession plans for the Company’s executive officers. The current members of the Governance and Nominating Committee are Messrs. Benson, DeBoer, McDonald and Schneider (Chairman). The Board has determined that all members of the Governance and Nominating Committee are “independent” as that term is defined in the applicable NASDAQ listing standards. The responsibilities of the Governance and Nominating Committee are set forth in the Governance and Nominating Committee Charter, which was adopted by the Board on January 28, 2004 and is available on the Company’s website at www.hmnf.com. This committee met five times during 2004.
      Executive Committee. The Executive Committee of the Company acts on issues arising between regular Board meetings. The Executive Committee possesses the powers of the full Board between meetings of the Board. The Executive Committee is currently comprised of Messrs. Geisler and McNeil and Ms. Kolling. Messrs. Benson, DeBoer, Fogarty and Schneider serve as alternates on this committee. The Executive Committee did not meet during 2004.
Code of Business Conduct and Ethics
      The Company has adopted a Code of Business Conduct and Ethics. This code is available on the Company’s website at www.hmnf.com.
Stockholder Communication with the Board
      The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors c/o Chief Financial Officer, HMN Financial, Inc., 1016 Civic Center Drive, Rochester, Minnesota 55901-6057. All

communications will be compiled by the Chief Financial Officer and submitted to the Board or the individual directors on a periodic basis. Communications directed to the Board in general will be forwarded to the appropriate director(s) to address the matter.
Director Attendance at Annual Meetings
      Directors are expected to attend the annual meeting of stockholders. In 2004, seven directors attended the Company’s annual meeting of stockholders.
Procedures Regarding Director Candidates Recommended by Stockholders
      The Governance and Nominating Committee will consider director candidates recommended by stockholders of the Company if the recommended director candidate would be eligible to serve as a director under the Company’s By-laws. The Company’s By-laws require that directors have their primary domicile in a county where the Bank has a full service branch. This requirement may be waived by a majority of the Board so long as a majority of the directors currently serving on the Board have their primary residence in a county where the Bank has a full service branch.
      In order to be considered by the Governance and Nominating Committee, a stockholder recommendation of a director candidate must set forth all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
      The Governance and Nominating Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. This consideration will include an assessment of each candidate’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. Each candidate will be evaluated in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment based on a diversity of experience.
      Rather than recommending director candidates to the Governance and Nominating Committee, stockholders may directly nominate a person for election to the Board by complying with the procedures set forth in the Company’s By-laws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws. For more information regarding the submission of stockholder nominations of director candidates, please refer to the section entitled “Stockholder Proposals.”
Compensation Committee Interlocks and Insider Participation
      During 2004, the Company’s Compensation Committee was comprised of Messrs. Benson, Schneider, Fogarty and DeBoer (Chairman). None of the members is an executive officer, employee or former employee of the Company, and no interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company.

Director Compensation
      All directors of the Company also serve as directors of the Bank. During 2004, members of the Board of the Company and the Bank were paid the following fees for their services:

	Description of Fees

	Chairman	Non-	Chairman of	Other
	of	employee	the Audit	Committee
	the Board	Directors	Committee	Chairs

The Company and the Bank:
Monthly fee	$2,500	$1,250	—	—
Board meeting attendance fee	$1,000	$500	—	—
Audit Committee attendance fee	—	$500	$1,000	—
Other committees of the Board attendance fee	—	$300	—	$600
      For 2005, the only anticipated change to the fees paid to directors is an increase to the monthly retainer fee paid to the Chairman of the Board of the Company and the Bank from $2,500 per month to $3,333 per month.
      The Company allows each member of the Board to elect to defer receipt of his or her fees until January 30 of the calendar year immediately following the date in which such member ceases to serve as a member of the Board. Deferred fees to be paid following a director’s service are to be paid over a yearly period not to exceed ten years. The deferred fees earn interest at an interest rate equal to the Bank’s cost of funds on November 30 of each year in which the fee is deferred. A director who is an officer or employee of the Company or the Bank receives no separate compensation for services as a director of the Company or the Bank.
Report of the Audit Committee
      The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2004 with the Company’s management; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) has discussed with the Company’s independent auditors the independent auditors’ independence. Based on the review and discussions with management and the Company’s independent auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and filed with the Securities and Exchange Commission.

The Audit Committee

Duane D. Benson
Allan R. DeBoer
Michael J. Fogarty
Timothy R. Geisler
Malcolm W. McDonald
Mahlon C. Schneider

Independent Auditor Fees
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2003 and 2004, and fees for other services rendered by KPMG LLP relating to such fiscal years.

Description of Fees	2004	2003

Audit Fees(1)	$160,500	$110,000
Audit-Related Fees(2)	8,000	8,000

Total Audit and Audit-Related Fees	168,500	118,000
Tax Fees:
Tax Compliance Fees(3)	33,800	30,050
Tax Consultation and Advice Fees(4)	8,500	6,000

Total Tax Fees	42,300	36,050
All Other Fees(5)	5,000	20,924

Total	$215,800	$174,974

(1)	Audit fees in 2003 and 2004 consisted of the annual audit and quarterly reviews of the Company’s consolidated financial statements, statutory audit and assistance with and review of documents filed with the Securities and Exchange Commission. Audit fees in 2004 also included fees associated with the audit of internal controls over financial reporting.

(2)	Audit-related fees in 2003 and 2004 consisted of employee benefit plan audits.

(3)	Tax compliance fees in 2003 and 2004 consisted of preparation of federal and state income tax returns.

(4)	Tax consultation and advice fees in 2003 and 2004 consisted primarily of tax planning and other tax related assistance. In January 2005, the Company engaged the accounting firm of McGladrey
& Pullen, LLP to provide tax compliance and tax consultation to the Company. The Company no longer intends to engage KPMG LLP to provide these services.

(5)	All other fees in 2003 and 2004 consisted primarily of information security consulting advice.
Approval of Independent Auditor Services and Fees
      The Audit Committee pre-approved 100% of the services provided KPMG LLP, the Company’s independent auditors. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company’s independent auditors.
      The Audit Committee’s current practice on pre-approval of services performed by the independent auditors is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent auditors during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis. Pursuant to a policy adopted by the Audit Committee, Mr. Geisler, the Chair of the Audit Committee, is authorized to pre-approve certain limited non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. In 2004, he pre-approved $8,500 of services performed by KPMG, LLP that were subsequently ratified by the entire committee.

EXECUTIVE COMPENSATION
      The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to these officers until it becomes actively involved in the operation or acquisition of businesses other than the Bank. The following table sets forth the compensation paid or accrued by the Bank during the fiscal years indicated for services rendered by the Named Officers.
SUMMARY COMPENSATION TABLE

		Annual
		Compensation(1)		Long Term Compensation

				Restricted	Securities
				Stock	Underlying	All Other
				Awards	Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(2)	(#)(3)	($)(4)

Michael McNeil,	2004	250,000	120,150	74,425	—	42,161
President and Chief	2003	200,000	100,200	—	5,000	22,512
Executive Officer	2002	200,000	25,500	—	23,316	21,868
Jon J. Eberle,	2004	100,000	25,250	26,065	—	22,690
Senior Vice President,	2003	89,267	9,650	—	3,640	10,735
Chief Financial Officer	2002	80,880	3,650	—	9,853	9,270
and Treasurer
Dwain C. Jorgensen,	2004	98,793	25,150	25,480	—	27,651
Senior Vice President,	2003	95,000	9,650	—	3,580	11,561
Operations	2002	95,000	500	—	12,500	11,968
Susan K. Kolling,	2004	104,300	26,500	26,585	—	27,665
Senior Vice President,	2003	108,289	10,150	—	3,780	12,289
Branch Coordinator	2002	75,433	3,020	—	9,189	8,176
Bradley C. Krehbiel	2004	126,458	31,450	33,540	—	28,418
Executive Vice President,	2003	100,000	30,200	—	4,540	15,874
Business Banking	2002	94,583	7,650	—	11,842	10,838

(1)	During 2004, 2003 and 2002, none of Messrs. McNeil, Eberle, Jorgensen or Krehbiel or Ms. Kolling received any benefits or perquisites from the Company that, in the aggregate, exceeded 10% of their salary and bonus or $50,000. The 2002 bonus amounts for Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling include $500 for a bonus awarded pursuant to the Home Federal Savings Bank Employee Preferred Stock Bonus Plan.

(2)	For 2004, Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, received a grant of 2,290, 802, 784, 1,032 and 818 shares of restricted stock under the Omnibus Plan on January 25, 2005 for retention purposes in 2005, 2006 and 2007. The closing price of the Common Stock on the NASDAQ National Market on January 25, 2005 was $32.50 per share. One-third of these restricted shares vest on January 25, 2006, with the remaining two-thirds vesting in two equal installments on January 25, 2007 and 2008.

(3)	For 2003, Mr. McNeil received a grant of options on February 13, 2004, as a part of a 2003 bonus with an exercise price of $27.64, the average price per share of Common Stock on the NASDAQ National Market on February 13, 2004. One-fourth of these options vest on February 13, 2005, with the remaining three-fourths vesting in three equal installments on February 13, 2006, 2007 and 2008.

Messrs. Eberle, Jorgensen and Krehbiel and Ms. Kolling also received a grant of options on March 3, 2004, as part of a 2003 bonus with an exercise price of $27.66, the average price per share of Common

Stock on the NASDAQ National Market on March 3, 2004. One-third of these options vest on March 3, 2005, with the remaining two-thirds vesting in two equal installments on March 3, 2006 and 2007.

(4)	The amounts for 2004 include (a) contributions by the Bank in the amount of $3,969, $2,179, $2,462, $2,169 and $2,602 to the accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, under the Bank’s 401(k) Plan, (b) $30,033, $19,338, $25,101, $21,767 and $24,966, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, based on a market value of $32.99 per share of Common Stock on December 31, 2004 and (c) life insurance premiums in the amount of $360, $90, $88, $144 and $98 paid by the Company for the benefit of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively.
The amounts for 2003 include (a) contributions by the Bank in the amount of $3,052, $1,850, $2,207, $2,013 and $1,515 to the accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, under the Bank’s 401(k) Plan, (b) $19,052, $8,804, $9,160, $10,213 and $10,570, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, based on a market value of $24.29 per share of Common Stock on December 31, 2003 and (c) life insurance premiums in the amount of $408, $194, $194, $204 and $204 paid by the Company for the benefit of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively.
The amounts for 2002 include (a) contributions by the Bank in the amount of $3,000, $1,642, $2,150, $1,915 and $959 to the accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, under the Bank’s 401(k) Plan, (b) $18,460, $7,574, $9,624, $8,837 and $7,069, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, based on a market value of $16.82 per share of Common Stock on December 31, 2002 and (c) life insurance premiums in the amount of $408, $147, $194, $173 and $143 paid by the Company for the benefit of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively.
Stock Options
      The following tables summarize stock option grants to and exercises by the Named Officers during 2004 and certain other information relative to these options:
OPTION/ SAR GRANTS IN 2004

					Potential Realizable
					Value at Assumed
Individual Grants					Annual Rates of
					Stock Price
	Securities	Percent of Total			Appreciation for
	Underlying	Options Granted	Exercise or		Option Term($)(3)
	Options	to Employees in	Base Price
Name	Granted(#)(1)	Fiscal Year	($/shr)(2)	Expiration Date	5%	10%

Michael McNeil	5,000	20.0%	27.64	February 13, 2014	86,800	220,300
Jon J. Eberle	3,640	14.6%	27.66	March 3, 2014	63,372	160,488
Dwain C. Jorgensen	3,580	14.3%	27.66	March 3, 2014	62,328	157,842
Susan K. Kolling	3,700	15.1%	27.66	March 3, 2014	65,810	166,660
Bradley C. Krehbiel	4,540	18.2%	27.66	March 3, 2014	79,041	200,169

(1)	All options are granted under the Omnibus Plan. One-fourth of Mr. McNeil’s options vested on February 13, 2005, with the remaining three-fourths vesting in three equal installments on February 13, 2006, 2007 and 2008. One-third of Messrs. Eberle’s, Jorgensen’s and Krehbiel’s and Ms. Kolling’s options vested on March 3, 2005, with the remaining two-thirds vesting in two equal installments on March 3, 2006 and 2007.

(2)	The exercise price of these options is the average price per share of the Common Stock on the NASDAQ National Market on the date of grant.

(3)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and is not intended to represent either historical appreciation or anticipated future appreciation of the Common Stock price.
AGGREGATED OPTION/ SAR EXERCISES IN 2004
AND YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(2)
	Acquired on	Value Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael McNeil	—	—	50,000	31,316	1,074,500	470,438
Jon J. Eberle	—	—	—	13,493	—	185,523
Dwain C. Jorgensen	—	—	—	16,080	—	229,831
Susan K. Kolling	26,912	426,935	—	12,969	—	175,074
Bradley C. Krehbiel	—	—	—	16,382	—	223,854

(1)	Represents market value of underlying securities on date of exercise less exercise price.

(2)	Represents market value of underlying securities at year end of $32.99 per share based on the closing price of the Common Stock on the NASDAQ National Market on December 31, 2004 less the exercise price.
Employment Agreement and Change-In-Control Agreements
      The Bank and the Company have entered into an employment agreement with Mr. McNeil dated as of January 1, 2002. The agreement is designed to assist the Company and the Bank in maintaining stable and competent management. The agreement provides for an initial base salary of $200,000 but is subject to a potential annual upward adjustment based on a review of Mr. McNeil’s performance by the Compensation Committee of the Board. The agreement had an initial term of three years. On April 30 of each year, the term automatically extends for a period of twelve months in addition to the then-remaining term of employment, unless any party to the agreement gives contrary written notice or under certain other circumstances. The current term of the agreement extends through December 31, 2006. The agreement will terminate upon Mr. McNeil’s death or disability, and Mr. McNeil may terminate the agreement upon notice to the Company or the Bank. In addition, the agreement may be suspended or terminated for certain regulatory reasons related to the Federal Deposit Insurance Act. In the event that Mr. McNeil terminates his employment for “good reason” or is terminated by the Company or Bank, other than for cause, or by reason of his disability, he will continue to receive his salary and a reimbursement for the cost of premiums to maintain the same level of health insurance coverage as he was receiving before the date of termination through the remaining term of the agreement, unless he receives payment under his change-in-control agreement described below. “Good reason” includes an uncured material breach of the employment agreement by the Company or the Bank, a relocation of Mr. McNeil or a material reduction in base salary, perquisites or benefits that is not a result of a generally applicable reduction. The agreement also provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.
      Mr. McNeil entered into a change-in-control agreement with the Bank as of March 1, 2004. The agreement expires on March 31, 2006, but it provides for an automatic extension from year to year thereafter unless either applicable party gives notice of termination. Each of Messrs. Eberle, Krehbiel and Jorgensen and Ms. Kolling entered into a change-in-control agreement with the Bank as of May 7, 2004. The agreements expire on August 28, 2006, but they provide for an automatic extension for one year and from year to year thereafter unless either applicable party gives notice of termination. These agreements are designed to assist the Company and the Bank in maintaining a stable and competent management team. In the event that employment with the Company or the Bank is terminated in connection with certain change of control events or the employee voluntarily terminates employment (under certain circumstances) in connection with such events, the agreements provide for a cash payment equal to a percentage of the employee’s annual average base salary. Mr. McNeil is entitled to receive a cash payment equal to 299% of his annual average base salary. Messrs. Eberle, Jorgensen and Krehbiel and Ms. Kolling are entitled to receive a cash payment equal to 200% of their respective annual average base salaries. With respect to Mr. McNeil, the amount is in addition to the payment of his salary for the remainder of the term of his employment pursuant to his employment agreement. These agreements also provide that the employees may participate in the health, disability and life insurance plans and programs that the employees were entitled immediately prior to such termination. The amounts payable pursuant to these agreements will be reduced by the amount of any severance pay that the employees receive from the Bank, its subsidiaries or its successors. Based on their average salaries over the past five years, if the employment of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling had been terminated as of December 31, 2004 under circumstances giving rise to the salary payment described above, such individuals would have been entitled to receive maximum lump-sum cash payments of approximately $617,933, $164,326, $186,997, $194,507 and $171,513, respectively.
Pension Plan
      The Bank’s employees are included in the Financial Institutions Retirement Fund, a multi-employer comprehensive pension plan (the “Pension Plan”). This non-contributory defined benefit retirement plan covers all employees who have met minimum service requirements. Employees become 100% vested in the Pension Plan after five years of eligible service (as defined in the Pension Plan). The Bank’s policy is to fund the maximum amount that can be deducted for federal income tax purposes. In 2004, a contribution in the amount of $83,355 was made to the Pension Plan. On September 1, 2002, benefits for the all of Bank’s existing participants under the Pension Plan were frozen, and as a result, no additional benefits will be earned after that date. In addition, the Bank no longer offered enrollment in the Pension Plan for its employees as of September 1, 2002. When Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling retire, they will be entitled to annual payments of $5,667, $4,141, $28,247, $2,567 and $23,779, respectively.
Compensation Committee Report on Executive Compensation
      Compensation Policy. The Compensation Committee of the Company has designed the compensation for the executive officers in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board and to manage the Company and its subsidiaries to meet the Company’s mission, goals and objectives.
      To determine the compensation for the executive officers the Compensation Committee (i) reviews the actual financial performance of the Bank over the most recently completed fiscal year (principally net income, return on equity, general and administrative expense, CAMELS rating (a bank regulatory evaluation tool), compliance rating and quality of assets) compared to Bank’s expected results and the results at comparable companies within the banking industry, and (ii) compares the responsibilities and performance of each individual executive officer and the compensation levels of such persons with the compensation of persons with similar responsibilities at other comparable companies within the banking industry. The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.
      Benefits. All employees and executive officers participate on an equal, nondiscriminatory basis in the Bank’s medical insurance plan, medical reimbursement plan, childcare plan, long-term disability plan and group life insurance plan. The Bank also provides to all employees and executive officers on a nondiscriminatory basis participation in a 401(k) Plan, the ESOP, and the Pension Plan until the benefits relating to all Bank employees were frozen as of September 1, 2002. As a result of the freezing of the pension plan benefits, employees may no longer enroll in the Pension Plan. Nondiscretionary cash bonuses (up to a maximum of $150) are awarded annually to all employees based upon years of service, with an additional nondiscretionary cash bonus awarded to employees every five years of service. Messrs. McNeil and Krehbiel also are provided with use of a Company car and Mr. McNeil is provided with a country club membership and is reimbursed for certain travel expenses.
      In addition, executive officers are also provided an opportunity to earn a bonus to be paid in cash or through the grant of restricted stock. With respect to the President and Chief Executive Officer, a portion of the bonus is determined in accordance with the Company’s consolidated earnings in relation to its annual budget set by the Board, and the other portion is determined in relation to certain non-quantitative strategic goals for the President and Chief Executive Officer as set forth at the beginning of the year. In 2004, the President and Chief Executive Officer was eligible to receive a bonus of up to $100,000 for attaining the earnings goals and up to $25,000 for attaining the non-quantitative strategic goals and the portion of the bonus awarded for achieving these specified goals was $100,000 for achieving the earnings goals and $20,000 for attaining the non-quantitative strategic goals. In 2005, the President and Chief Executive Officer is eligible to receive a bonus of up to $150,000 for attaining the earnings goals and up to $25,000 for attaining the non-quantitative strategic goals. The Compensation Committee awarded other executives and certain other officers discretionary bonuses in 2004 based upon the individuals’ and Company’s consolidated performance during 2004.
      Omnibus Plan. The Omnibus Plan was designed to reward Board members and the Company’s management for the future long term performance of the Company, based on the responsibilities of the Board and of the executive officers and other senior managers to manage the Bank and the Company. Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling received restricted stock grants in 2005 for 2,290 ($74,425), 802 ($26,065), 784 ($25,480), 1,032 ($33,540) and 818 ($26,585) shares of Common Stock, respectively, under the Omnibus Plan. One-third of the shares vest on each of the first three anniversaries of the date of grant.
      Report on Chief Executive Officer Compensation. The President and Chief Executive Officer’s compensation was based on the same factors as those applied to all employees and executive officers. Except for the bonus mentioned above, there were no special bonus programs designed especially for the President and Chief Executive Officer or any other executive officer. In 2004, the Company’s consolidated earnings were in line with its annual budget and, as a result, the executive officers received 100% of the maximum potential bonus amount. As shown in the table set forth under “Security Ownership of Management and Certain Beneficial Owners,” the President and Chief Executive Officer holds an interest in the Company’s Common Stock. It is the philosophy of the Compensation Committee that part of the financial rewards and incentives for the executive officers come from increases in the value of the Company’s Common Stock. Other financial rewards for executive officers are based on individual and Company performance and financial results. The Compensation Committee plans to follow the same philosophy in the compensation of the President and Chief Executive Officer.

The Compensation Committee

Duane D. Benson
Allan R. DeBoer
Michael J. Fogarty
Mahlon C. Schneider

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      The following graph compares the total cumulative stockholders’ return on the Company’s Common Stock to the NASDAQ U.S. Stock Index (“NASDAQ Composite”), which includes all NASDAQ traded stocks of U.S. companies, and the SNL Securities Midwest Thrift Index (the “Custom Peer Group”), which includes publicly traded financial institutions located in selected Midwestern states with assets of $500 million to $1 billion, for the period of December 31, 1999 through December 31, 2004. Those Midwestern states include Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri, Ohio and South Dakota. The graph assumes that $100 was invested on December 31, 1999 and that all dividends were reinvested.

	Period Ended

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

HMN Financial, Inc.	$100.00	$120.47	$147.80	$167.03	$250.55	$350.78

NASDAQ — Total US	$100.00	$60.82	$48.16	$33.11	$49.93	$54.49

HMN Financial Peer Group	$100.00	$111.43	$138.13	$165.86	$224.45	$240.42

Certain Transactions
      The Bank follows a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. The rate charged on mortgage loans is generally equal to the then current rate offered to the general public, although certain fees are reduced or waived. The employee rate charged on consumer loans is generally 1% below the then current rate offered to the general public. At December 31, 2004, the aggregate amount of the Bank’s loans to directors, executive officers, affiliates of directors or executive officers, and employees was approximately $707,000 or .84% of the Company’s stockholders’ equity. All of these loans were current at December 31, 2004. All of the loans to directors and executive officers (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons, except for the employee interest rate, fee reduction or fee waiver and (c) did not involve more than the normal risk of collectibility or other unfavorable features.
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      Upon the recommendation of the Audit Committee, the Board has appointed KPMG LLP, independent accountants, to be the Company’s independent auditors for the fiscal year ending December 31, 2005 subject to ratification by the stockholders. KPMG LLP has audited the financial statements of the Company or the Bank since 1966. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.
      While it is not required to do so, the Audit Committee is submitting the appointment of that firm for ratification in order to ascertain the view of stockholders. If the stockholders do not ratify the appointment, the Audit Committee will review the appointment.
      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
STOCKHOLDER PROPOSALS
Stockholder Proposals for 2006 Annual Meeting of Stockholders and Nomination of Directors
      In order to be eligible for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office located at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901-6057, no later than November 18, 2005. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
      Under the Company’s By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice received not later than 90 days in advance of such meeting (or if the Company does not publicly announce its annual meeting date 100 days in advance of the meeting date, by the close of business on the 10th day following the day on which notice of the meeting is mailed to stockholders or publicly made) by the Secretary of the Company containing the name and address of the stockholder as they appear on the Company’s books, the class and number of shares owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to be named in the proxy statement and to serve. Notice of an item of business shall include a brief description of the proposed business and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of such stockholder in such business.
      The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s By-laws are available from the Secretary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2004 except that Roger Weise, a former director of the Company, failed to timely file a Form 4 in connection with the sale of Common Stock and Michael McNeil failed to timely file a Form 4 in connection with an option grant.
ADDITIONAL INFORMATION
      The Company is furnishing its Annual Report, including financial statements, for the year ended December 31, 2004 to each stockholder with this Proxy Statement.
      Stockholders who wish to obtain an additional copy of our Annual Report for the year ended December 31, 2004 may do so without charge by writing to Chief Financial Officer, 1016 Civic Center Drive N.W., Rochester, Minnesota 55901-6057.

By Order of the Board of Directors

Cindy K. Hamlin
Secretary
Dated: March 18, 2005

HMN FINANCIAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 26, 2005
10:00 a.m.

Rochester Golf & Country Club
3100 W. Country Club Road
Rochester, Minnesota

HMN Financial, Inc. 1016 Civic Center Drive N.W. Rochester, Minnesota 55901-6057	proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, April 26, 2005.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the Proxy will be voted “FOR” Items 1 and 2.

By signing the Proxy, you revoke all prior proxies and appoint Michael McNeil and Jon J. Eberle, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

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VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to HMN Financial, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Allan R. DeBoer	03 Karen L. Himle	☐	Vote FOR	☐	Vote WITHHELD
		02 Timothy R. Geisler			all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 2005.	☐ For	☐ Against	☐ Abstain

3.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.